SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/          /    Preliminary Proxy Statement.
/        /    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/        /    Definitive Proxy Statement.
/X    /    Definitive Additional Materials.
/        /    Soliciting Material Pursuant to § 240.14a-12.

CALVERT IMPACT FUND, INC.
CALVERT RESPONSIBLE INDEX SERIES, INC.
CALVERT SOCIAL INVESTMENT FUND
CALVERT WORLD VALUES FUND, INC.
THE CALVERT FUND
CALVERT MANAGEMENT SERIES
CALVERT VARIABLE PRODUCTS, INC.
CALVERT VARIABLE SERIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the

amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ /    Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CALVERT IMPACT FUND, INC.
CALVERT RESPONSIBLE INDEX SERIES, INC.
CALVERT SOCIAL INVESTMENT FUND
CALVERT WORLD VALUES FUND, INC.
THE CALVERT FUND
CALVERT MANAGEMENT SERIES
CALVERT VARIABLE PRODUCTS, INC.
CALVERT VARIABLE SERIES, INC.

4550 Montgomery Avenue, Suite 1000N,
Bethesda, MD 20814
_______________________
Special Meeting of Shareholders
_______________________

SUPPLEMENT DATED DECEMBER 28, 2016
TO PROXY STATEMENT DATED NOVEMBER 3, 2016

This proxy statement supplement, dated December 28, 2016 (this “Supplement”), supplements the proxy statement dated November 3, 2016 (the “Proxy Statement”) in connection with the solicitation of proxies by the boards of directors of the Calvert Funds for use at the Special Meeting of Shareholders and at any adjournments or postponements thereof.

The purpose of this Supplement is to provide supplemental information regarding an amendment (the “Amendment”) to the asset purchase agreement described in the Proxy Statement (the “Purchase Agreement”) between Calvert Investment Management, Inc. (“CIM”), Calvert Investments, Inc., Ameritas Holding Company, Calvert Research and Management (formerly, Eaton Vance Investment Advisors) (“CRM”), Eaton Vance Management, and Eaton Vance Corp., pursuant to which CRM will acquire substantially all of the business assets of CIM (the “Transaction”).

The Amendment, dated December 24, 2016, amends the Purchase Agreement to provide, among other things, that the closing of the Transaction is no longer conditioned on the approval of each Proposal by the shareholders of each Fund. As a result, while certain conditions must be satisfied prior to the closing of the Transaction unless amended or waived by the relevant parties thereto, the Proposals included in the Proxy Statement do not need to be approved by shareholders prior to the closing. The Transaction is currently expected to close at or soon after December 30, 2016.

To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Proxy Statement (including this Supplement) is available at https://www.proxy-direct.com/cal-28217.